EXHIBIT 10.3

Execution Version

SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT

AND SECURITY AGREEMENT

AND

AMENDMENT TO AMENDED AND RESTATED GUARANTY AND SURETYSHIP

AGREEMENT

SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of April 7, 2015 (this “Amendment”), made by and among KGH INTERMEDIATE HOLDCO I, LLC, a Delaware limited liability company (“Holdings”), KGH INTERMEDIATE HOLDCO II, LLC, a Delaware limited liability company (“Intermediate Holdco II” or a “Borrower”), KEANE FRAC, LP, a Pennsylvania limited partnership (“Frac” or a “Borrower”), KS DRILLING LLC, a Delaware limited liability company (“Drilling” or a “Borrower”), KEANE FRAC ND, LLC, a Delaware limited liability company (“Frac ND” or a “Borrower”), KEANE FRAC TX, LLC, a Delaware limited liability company (“Keane Texas” or a “Borrower”), each Person joined hereto as a borrower from time to time (each a “Borrower” and together with Intermediate Holdco I, Frac, Drilling, Frac ND and Keane Texas collectively, the “Borrowers”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”), and acknowledged by KEANE FRAC GP, LLC, a Delaware limited liability company (“Keane Frac GP”) and Holdings each in its capacity as a Guarantor.

BACKGROUND

A. Intermediate Holdco I, Frac, Drilling, Frac ND and Keane Texas, each as a Borrower, Holdings, Agent and Lenders are parties to that certain Amended and Restated Revolving Credit and Security Agreement dated August 8, 2014 (as it may heretofore have been and may hereafter be amended, supplemented, modified, restated and replaced from time to time, the “Credit Agreement”), pursuant to which Agent and Lenders established certain financing arrangements in favor of Borrowers. The Credit Agreement, and all instruments, documents and agreements executed in connection therewith or related thereto, including all Other Documents (each as heretofore and hereafter amended, supplemented, modified, restated and replaced from time to time), are referred to herein collectively as the “Credit Documents.” All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement. In connection with the Credit Agreement, Holdings and Keane Frac GP have issued that certain Amended and Restated Guaranty and Suretyship Agreement dated as of August 8, 2014 in favor of Agent (as it may heretofore have been and may hereafter be amended, supplemented, modified, restated and replaced from time to time, the “Guaranty”).

B. Borrowers have requested that PNC, in its capacity as a Lender under the Credit Agreement, act as an Increasing Lender under Section 2.24 of the Credit Agreement and increase its Commitment Amount by $20,000,000, after which increase both PNC’s Commitment Amount and the Maximum Revolving Advance Amount would be $50,000,000, and PNC has agreed to so increase its Commitment Amount on the terms and conditions more fully set forth in Section 2.24 of the Credit Agreement and herein.

C. In addition, Borrowers have requested that Lenders (i) agree to amend the Credit Agreement to include an amount in the Formula Amount based on the value of certain specifically identified recently purchased new Equipment, and (ii) agree to certain other related amendments to the Credit Agreement, all on the terms and conditions more fully set forth herein.

D. NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Section One. Amendments to Credit Agreement. Effective upon and as of the satisfaction of the conditions set forth in Section 4 hereof,

(a) Amendments Regarding Eurodollar Rate Loans.

(1) The definition of “Eurodollar Rate” set forth in Section 1.2 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

Notwithstanding anything to the contrary contained herein, if the Eurodollar Rate determined as otherwise provided for in this definition would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(2) Section 3.8 of the Credit Agreement shall be amended by amending and restating the initial sentence thereof in its entirety as follows:

Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

(a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period;

(b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan;

(c) the making, maintenance or funding of any Eurodollar Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law); or

(d) the Eurodollar Rate will not adequately and fairly reflect the cost to Agent or such Lender of the establishment or maintenance of any Eurodollar Rate Loan, then Agent shall give Borrower prompt written, telephonic or telegraphic notice of such determination.

(b) Increase to Maximum Revolving Credit Amount.

(1) The Commitment Amount of PNC under the Credit Agreement is hereby increased from $30,000,000 to $50,000,000.

(2) The definition of “Maximum Revolving Advance Amount” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maximum Revolving Advance Amount” shall mean $50,000,000, plus any increases in accordance with Section 2.24 hereof.

(3) The parties hereto acknowledge that (i) as of the date hereof, no “Incremental Commitments” under and as defined in the Term Loan Agreement as in effect on the Closing Date have been made available pursuant to the Term Loan Agreement, and (ii) upon the effectiveness of this Amendment pursuant to Section 4 hereof, (x) Borrowers may make no more than two (2) further requests for an increase in the Maximum Revolving Advance Amount under Section 2.24 of the Credit Agreement, and (y) the aggregate amount of all increases to the Maximum Revolving Advance Amount from all such further requests described in clause (x) shall not exceed the amount equal to (I) $10,000,000, less (II) the amount of “Incremental Commitments” under and as defined in the Term Loan Agreement as in effect on the Closing Date that have been made available pursuant to the Term Loan Agreement.

(4) The parties hereto agree that (i) execution and delivery of this Amendment shall be deemed to satisfy the requirements of clause (2) of Section 2.24(a)(vi) of the Credit Agreement with respect to the increase in the Commitment Amount of PNC and Maximum Credit provided for in this Section 1(b) of this Amendment, and (ii) satisfaction of the conditions set forth in Section 4 of this Amendment shall be deemed to satisfy the requirements of clauses (1), (3) and (4) of Section 2.24(a)(vi) of the Credit Agreement with respect to the increase in the Commitment Amount of PNC and the Maximum Revolving Credit Amount provided for in this Section 1(b) of this Amendment.

(c) Additional Eligible Equipment to Formula Amount.

(1) Section 1.2 of the Credit Agreement is hereby amended by adding the following new definitions thereto, each in its appropriate alphabetic place:

“ABL Equipment” shall mean, collectively, all of that Equipment listed on Exhibit 1.2(b) to the Credit Agreement (which such Exhibit 1.2(b) shall indicate, as to each such item of Equipment, whether such item of Equipment is “titled collateral” governed by a certificate of title statute in any applicable jurisdiction), together with all ABL Equipment Spare Parts and all accessions (as defined in the Uniform Commercial Code) thereto; provided that, to the extent the Exhibit 1.2(b) added to the Credit Agreement pursuant to the Second Amendment on the Second Amendment Effective Date indicates that the VIN# for any particular item of ABL Equipment is “TBD” or “To Be Determined”, promptly following the determination of all such VIN#’s for all such items, Borrowers shall deliver written notice to Agent and to the Term Loan Agent providing an updated copy of such Exhibit 1.2(b) with such VIN#’s (and any other “TBD” information) completed, which shall constitute an update and amendment to such Exhibit 1.2(b) for all purposes hereunder and under the Intercreditor Agreement.

“ABL Equipment Amortization Amount” shall mean the amount equal to (x) the ABL Equipment Amount, divided by (y) sixty (60).

“ABL Equipment Amount” shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

“ABL Equipment Eligibility Period” shall mean that period commencing on and continuing from and after the Second Amendment Effective Date, and ending on the fifth (5th) anniversary of the first day of the second calendar month commencing after the Second Amendment Effective Date.

“ABL Equipment Formula Amount” shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

“ABL Equipment Spare Parts” means (x) any and all spare parts actually used and installed in/incorporated into any ABL Equipment in connection with the repair or maintenance of such ABL Equipment, and (y) any and all spare parts purchased by any Credit Party for the specific purpose of being used and installed in/incorporated into any ABL Equipment in connection with the repair or maintenance of such ABL Equipment.

“Eligible ABL Equipment” shall mean, collectively, all of the ABL Equipment, but as to each such item of Equipment, only if and to the extent that (i) title to such item of ABL Equipment shall have passed to a Borrower and Borrowers have provided to Agent evidence of the same reasonably satisfactory to Agent, (ii) such item of Equipment is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance), (iii) such item of ABL Equipment is not located outside the continental United States or at a location that is not otherwise in compliance with this Agreement, (iv) such item of ABL Equipment is not situated at a location not owned by a Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement, other than any such Equipment temporarily stored at a Customer location in connection with the providing of services to such Customer, (v) to the extent any such ABL Equipment consists of a motor vehicle or other item of Equipment that is governed by a certificate of title statue in any applicable jurisdiction, Agent shall have received the original certificate of title for such item of ABL Equipment on which Agent is noted as the holder of a first prior lien with respect thereto, and (vi) such item of ABL Equipment remains in good operating condition and repair (reasonable wear and tear and casualty excepted) and has been maintained in compliance with the requirements of Section 4.17 of this Agreement.

“Equipment Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

“Equipment NOLV Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

“Initial ABL Equipment Appraisal” that particular Valuation & Review with a report date of March 2, 2015 and an effective date of February 11, 2015 prepared by GB Energy Partners for Agent and attached as Annex B to the Second Amendment.

“Net Invoice Cost” shall mean, with respect each item of ABL Equipment, the net invoice cost of such ABL Equipment (excluding taxes, shipping, delivery, handling, installation, overhead and other so called “soft” costs), as evidenced by the initial invoice documentation with respect to each such item of ABL Equipment delivered by Borrowers to Agent in connection with the execution and delivery of the Second Amendment.

“Second Amendment” shall mean that certain Second Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of April [    ], 2015 by and among Borrowers, Agent and Lenders.

“Second Amendment Effective Date” shall mean the “Effective Date” as defined in the Second Amendment.

(2) The definition of “Collateral” set forth in Section 1.2 of the Credit Agreement shall be amended by amending and restating clause (ii) thereof in its entirety as follows:

(ii) all Inventory (including rights in all returned or repossessed Inventory) and all ABL Equipment (including all ABL Equipment Spare Parts and all accessions (as defined in the Uniform Commercial Code) to the ABL Equipment);

(3) Section 2.1(a) of the Credit Agreement shall be amended and restated in its entirety as follows:

Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement, including Sections 2.1(b) and (c), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i) 85% (“Receivables Advance Rate”) of Eligible Receivables, plus

(ii) subject to the provisions of Sections 2.1(b) hereof, the lesser of (A) 60% (the “Inventory Advance Rate”) of the value of the Eligible Inventory, and (B) 85% (the “Inventory NOLV Advance Rate”) of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith), plus

(iii) at all times during the ABL Equipment Eligibility Period, an amount (the “ABL Equipment Formula Amount”) equal to (I) the lesser of (A) 85% (the “Equipment NOLV

Advance Rate”) of the appraised net orderly liquidation value of all Eligible ABL Equipment (as evidenced by the Initial ABL Equipment Appraisal), or (B) 90% (the “Equipment Advance Rate”, and, together with the Equipment NOLV Advance Rate, the Inventory Advance Rate, the Inventory NOLV Advance Rate, and the Receivables Advance Rate, collectively, the “Advance Rates”) of the Net Invoice Cost of all Eligible ABL Equipment (such lesser amount under the preceding provisions of this clause (I) as determined on the first day of the ABL Equipment Eligibility Period, the “ABL Equipment Amount”), as such ABL Equipment Amount shall be reduced on the last day of each month (beginning on [March] 31, 2015) by the ABL Equipment Amortization Amount (as of any date, the aggregate amount of all reductions in the ABL Equipment Amount pursuant to this proviso, the “ABL Equipment Total Amortization”), minus (II) as to each item of ABL Equipment that has (since the first day of the ABL Equipment Eligibility Period) (x) been sold or otherwise disposed of by any Borrower to any Person other than another Borrower, (y) been the subject of any irreparable or uninsured damage or casualty or taken in any condemnation proceeding, or (z) otherwise ceased to constitute Eligible ABL Equipment, an amount equal to 100% of the ABL Equipment Formula Amount attributable to such item of ABL Equipment immediately prior to the occurrence of the applicable event described in clauses (x), (y) or (z), minus

(iv) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit; minus

(v) the Special Reserve; minus

(vi) such reserves, in addition to the Special Reserve, as Agent may deem proper and necessary from time to time in the exercise of its Permitted Discretion, provided that (x) no such reserve shall be duplicative of any factor then in existence material to the determination by Agent, in the exercise of its Permitted Discretion, to exclude one or more Receivables (or any portion thereof) of a Borrower from Eligible Receivables or Inventory (or any portion thereof) of a Borrower from Eligible Inventory, pursuant to the criteria contained in the respective definitions thereof, (y) no such reserve shall be duplicative of any reserve established and in effect on and after the Closing Date (provided that the limitation contained in this clause (y) shall not extend to any increase in any such reserve, to the extent such increase is based on any change in either Agent’s knowledge, or in the risks or circumstances, in each case arising after the Closing Date and relating to the factors underlying Agent’s initial determination with respect to such previously established reserve) and (z) Agent shall endeavor to give reasonable prior notice to Borrowing Agent of its intention to impose a new reserve or to increase the amount of an existing reserve.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii) and (ii) minus (y) Section 2.1 (a)(y)(iv), (v) and (vi) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(4) The first sentence of Section 2.21(a) of the Credit Agreement shall be amended by adding the following clause to the end thereof:

; provided that, notwithstanding anything to the contrary provided for in the foregoing or otherwise in this Agreement, Borrowers shall make such a repayment of the Advances in an amount equal to the net cash proceeds of each and every sale or disposition of, or receipt by any Borrower of the proceeds of, or payment in respect of any property or casualty insurance claims or any condemnation proceedings with respect to, any ABL Equipment.

(1) Section 4.1 of the Credit Agreement shall be amended by adding the following new sentence to the end thereof:

Without limiting the generality of any of the foregoing, to secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender and each other holder of the Obligations a continuing security interest in and to and Lien on all of its ABL Equipment (including all ABL Equipment Spare Parts and all accessions (as defined in the Uniform Commercial Code) to the ABL Equipment) and all cash and non-cash proceeds thereof, whether now owned or existing or hereafter acquired or arising and wheresoever located.

(2) Clause (ii) of Section 4.5(a) of the Credit Agreement shall be amended and restated in its entirety as follows:

(ii) each Borrower’s Inventory with a fair market value in excess of $100,000 and each Borrower’s ABL Equipment shall be located as set forth on Schedule 4.5 (as such Schedule may be amended and updated from time to time pursuant to clause (c) of this Section 4.5) and shall not be removed from such location(s) without the prior written consent of Agent except (A) with respect to the sale of Inventory in the Ordinary Course of Business, (B) in connection with the providing of services to Customers, (C) with respect to Inventory or ABL Equipment in transit from one such location to another such location, and (D) with respect to Inventory or ABL Equipment out for repair in the Ordinary Course of Business.

(3) Clause (i) of Section 4.5(b) of the Credit Agreement shall be amended and restated in its entirety as follows:

(i) There is no location at which any Loan Party has any Inventory with a fair market value exceeding $100,000 or ABL Equipment (except for (A) Inventory or ABL Equipment temporarily stored at third party locations in connection with the providing of services to Customers, (B) Inventory in transit or ABL Equipment in transit from one such location to another or to or from one such location from a third party location in connection with the providing of services to Customers), and (C) Inventory or ABL Equipment out for repair in the Ordinary Course of Business other than those locations listed on Schedule 4.5;

(4) Section 7.1(b) of the Credit Agreement shall be amended by adding the following new paragraph to the end thereof:

Notwithstanding anything to the contrary provided for herein, with respect to any sale, lease, transfer or other disposition of any ABL Equipment otherwise permitted hereunder (including without limitation any disposition of any such ABL Equipment from any Borrower to any Loan Party or Subsidiary Guarantor): (x) Borrowers shall provide at least ten (10) Business Day’s prior written notice to Agent of any such intended sale, lease, transfer or other dispositions of any ABL Equipment, which notice shall identify the applicable ABL Equipment and be accompanied by an updated Borrowing Base Certificate (which may continue to report the information as to Eligible Receivables and Eligible Inventory as reported in the most recent regularly scheduled Borrowing Base Certificate previously delivered by Borrowers pursuant to Section 9.2, as such information regarding Eligible Receivables and Eligible Inventory has been updated by all weekly reports of sales, receipts of case and collection (if any) required to be delivered by Borrowers to Section 9.2 since the delivery of that most recent Borrowing Base Certificate) setting forth a recalculation of the ABL Equipment Formula Amount as of such date after giving effect to such disposition of such ABL Equipment, (y) as of the date of such sale, lease, transfer or other disposition, after giving pro forma effect to such sale, lease, transfer or other disposition (and reflecting the recalculation of the Formula Amount pursuant to the updated Borrowing Base Certificate delivered pursuant to the foregoing clause (x) as provided for in the following sentence), (A) no Default or Event of Default shall have occurred or occur and be continuing, and (B) Borrowers shall have Undrawn Availability of at least $1,000,000, and (z) on the date of the closing of such sale, lease, transfer or other disposition, Borrowers shall deliver to Agent a certificate stating that such sale, lease, transfer or other disposition is to occur on that date and the conditions set forth in the foregoing clause (y) have been satisfied. Immediately upon delivery of the updated Borrowing Base Certificate provided for in clause (y) of the preceding sentence, the Formula Amount shall be recalculated in accordance with such updated Borrowing Base Certificate for all purposes under this Agreement and the Other Documents, provided that, if for any reason the Borrowers do not to consummate the intended sale, lease, transfer or disposition of the applicable ABL Equipment, Borrowers may give written notice to Agent of such event, and upon delivery of any such notice, the notice of disposition and updated Borrowing Base Certificate delivered under such clause (y) shall be deemed withdrawn for all purposes (and further provided that, any sale, lease, transfer or other disposition of such ABL Equipment after such deemed withdrawal must comply with the provisions of this paragraph as though such notice of disposition had never been given).

(5) Section 9.2 of the Credit Agreement shall be amended by adding the following new sentence thereto immediately following the first sentence thereof:

The Borrowing Base Certificate delivered by Borrowers pursuant to clause (d) of the preceding sentence shall include (x) a representation and certification from Borrowers that, since the date of the last Borrowing Base Certificate delivered by Borrowers under this Section 9.2, no ABL Equipment has been (i) sold or otherwise disposed of (whether or not in accordance with the provisions of this Agreement), (ii) the subject of any casualty, accident or loss (whether or not insured and whether or not irreparable) – ordinary wear and tear and ordinary maintenance excepted, (iii) taken pursuant to any condemnation proceeding or (iv) otherwise ceased to constitute Eligible ABL Equipment, or, if such a representation or certification would be untrue as to any one or more item(s) of ABL Equipment, a description by Borrowers of the applicable/affected ABL Equipment and the details of such occurrence, and (y) a calculation (in form and format reasonably agreed to by Agent and Borrowing Agent from time to time), as the last day of the applicable month, of the current ABL Equipment Formula Amount.

(6) A new Exhibit 1.2(b) in the form of Annex A attached to this Amendment is hereby added to the Credit Agreement.

2. Section Two. Representations and Warranties. Each Borrower hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders by any Loan Party under the Credit Documents and/or contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Credit Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Credit Documents or any related agreement, and confirms that all such representations and warranties are true and correct in all material respects (except to the extent any such representation or warranty is already qualified as to materiality, Material Adverse Effect or similar language, in which case each such representation or warranty (after giving effect to any qualification therein) shall be true and correct in all respects) on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms expressly relates to an earlier date shall be required to be true and correct in all material respects as of such earlier date);

(b) reaffirms all of the covenants contained in the Credit Agreement and covenants to abide thereby until all Advances, Obligations and other liabilities of Loan Parties to Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) represents and warrants that no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the Other Documents; and

(d) represents and warrants that (i) each Loan Party has full power, authority and legal right to enter into this Amendment and the other Amendment Documents (as defined below) and to perform all its respective Obligations under the Credit Documents as amended hereby and thereby, (ii) this Amendment and all other agreements, instruments or other documents required hereby, if any (collectively, the “Amendment Documents”), have been duly executed and delivered by each Loan Party, and this Amendment and the Credit Documents as amended hereby and by the other Amendment Documents constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, (iii) the execution, delivery and performance of this Amendment and the other Amendment Documents (a) are within each such Loan Party’s powers under its organization documents, have been duly authorized by all necessary corporate, limited partnership, company or other organizational action, as applicable, are not in contravention of law or the terms of such Loan Party’s organization documents or to the conduct of such Loan Party’s business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, (b) will not conflict in any material respect with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 to the Credit Agreement, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect or the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, and (d) will neither conflict with, nor result in any breach in, any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party and their Restricted Subsidiaries under the provisions of any agreement, instrument, organization document or other instrument to which such Loan Party and their Restricted Subsidiaries are party or by which they or their property is a party or by which they may be bound.

3. Section Three. Amendment to Guaranty. Holdings and Keane Frac GP, each in its capacity as a “Guarantor” under the Guaranty, each by its signature below, hereby agrees, together with Agent, that, effective upon and as of the satisfaction of the conditions set forth in Section 4 hereof:

(a) Section 8 of the Guaranty shall be amended by adding the following sentence to the end of the first paragraph thereof

Without limiting the generality of any of the foregoing, to secure the payment and performance of the Obligations and each Guarantor’s obligations hereunder, each Guarantor grants to Agent, for itself and the ratable benefit of the Lenders and each other holder of the Obligations, a continuing perfected lien on and security interest in all of such Guarantor’s right, title and interest in and to all of its ABL Equipment (including all ABL Equipment Spare Parts and all accessions (as defined in the Uniform Commercial Code) to the ABL Equipment) and all cash and non-cash proceeds thereof, whether now owned or existing or hereafter acquired or arising and wheresoever located.

(b) Section 8 of the Guaranty shall be amended by amending and restating in its entirety clause (ii) of the defintion of Collateral set forth in such Section 8 of the Guaranty:

(ii) all Inventory (including rights in all returned or repossessed Inventory) and all ABL Equipment (including all ABL Equipment Spare Parts and all accessions (as defined in the Uniform Commercial Code) to the ABL Equipment);

4. Section Four. Conditions Precedent/Effectiveness Conditions. This Amendment shall become effective upon the satisfaction of the following conditions precedent (the date of such satisfaction, the “Effective Date”):

(a) Agent shall have received this Amendment, duly authorized, executed and delivered by each Borrower, Holdings and Keane Frac GP;

(b) PNC shall have received an amended and restated Revolving Credit Note in the amount of $50,000,000, duly authorized, executed and delivered by each Borrower;

(c) Agent shall have received a final executed copy of an amendment to the Intercreditor Agreement consistent with the provisions of this Amendment in form and substance satisfactory to Agent and Lenders, including without limitation (x) consent by the Term Loan

Agent, the necessary Term Loan Lenders, and Intermediate Holdco II to the execution, delivery and performance by the Loan Parties of this Amendment, and (y) an amendment to the definition of “Note Collateral” thereunder to include the ABL Equipment, executed and delivered by Term Loan Agent, the necessary Term Loan Lenders, and Intermediate Holdco II;

(d) Agent shall have received a final executed copy of an amendment to the Note Purchase Agreement containing such provisions necessary to make the mandatory prepayment provisions of the Note Purchase Agreement consistent with the provisions and requirements of Section 2.21 of the Credit Agreement as amended by this Amendment, in form and substance satisfactory to Agent and Lenders, executed and delivered by Term Loan Agent, the necessary Term Loan Lenders and Intermediate Holdco II;

(e) Agent shall have received copies of such invoices, purchase orders, sales contracts, shipping documents and evidence of delivery to Borrowers with respect to each item of ABL Equipment as Agent shall reasonably request and require;

(f) Receipt by Agent of an officer’s certificate for each Loan Party certifying as of the date hereof: (i) as true and correct a copy of resolutions in form and substance reasonably satisfactory to Agent adopted by the Board of Managers, Managing Member, or General Partner (as applicable) of such entity approving and authorizing the execution, delivery and performance by such entity of this Amendment and all other agreements, instruments or other documents required hereby, including without limitation the amended and restated Revolving Credit Note referenced in Section 4(b) hereof (collectively, the “Amendment Documents”) to which such entity is a party and of the transactions contemplated herein and therein, and also certifying that such resolutions are in full force and effect and have not be amended, modified, revoked or rescinded, (ii) that there have been no amendments, supplements, or other modifications to the certificate of limited partnership, certificate of formation, partnership agreement or operating agreement, as applicable, or other applicable documents relating to such entity’s formation or to the conduct of the business of such entity since the Closing Date and that the copies of such organizational documents of such entity delivered to Agents on such date as a part of the “officers certificate” are true, correct and complete copies of such organizational documents of such entity as currently in full force and effect on the date hereof (or, if any such amendments, supplements or modifications have been made since the Closing Date, attaching and certifying true, complete and correct copies of such organizational documents as in effect on the date hereof), and (iii) the names and signatures of the officers of such entity authorized to execute and deliver this Amendment and any Amendment Documents to which such entity is a party on behalf of such entity pursuant to the resolutions referenced in clause (i) above (and such certificate shall be countersigned by another applicable officer of such entity (or its general partner or managing member) certifying the name, office and signature of the officer of such entity (or its general partner or managing member) delivering such certificate);

(g) Receipt by Agent of a legal opinion from Schulte, Roth & Zabel LLP and local Pennsylvania counsel to Frac in form and substance satisfactory to Agent which shall cover such matters relating to the execution, delivery and enforceability of this Amendment and the other Amendment Documents (and of the Credit Agreement as amended hereby) and otherwise complying with the requirements of Section 2.24 of the Credit Agreement in connection with an increase by a Lender of its Commitment Amount thereunder;

(h) All of the representations and warranties contained in this Amendment shall be true and correct in all material respects (except to the extent any such representation or warranty is already qualified as to materiality, Material Adverse Effect or similar language, in which case each such representation or warranty (after giving effect to any qualification therein) shall be true and correct in all respects) on and as of the date hereof; and

(i) No Default or Event of Default shall have occurred and be continuing on the date hereof.

5. [RESERVED].

6. Section Six. Amendment Fee and Payment of Expenses. Borrowers shall (x) pay to Agent, for the benefit of PNC, a fee in respect of PNC’s agreement to increase its Commitment Amount as provided for in this Amendment in the amount of $50,000, which such fee shall be due and payable, and fully-earned and non-refundable on the Effective Date (the “Commitment Fee”), (y) pay to Agent, for the ratable benefit of Lenders, as consideration for the agreements of Lenders provided for herein, an amendment fee in the amount of $25,000, which such fee shall be due and payable, and fully-earned and non-refundable on the Effective Date (the “Amendment Fee”), and (z) pay or reimburse Agent for its reasonable and documented attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the Amendment Documents provided for herein or related hereto (if any) (such fees and expenses, together with the Commitment Fee and the Amendment Fee, collectively, the “Amendment Fees and Costs”). Without limiting the generality of Section 2.2(a) of the Credit Agreement, Borrowers hereby authorize Agent to charge Borrowers’ Account with the amount of all Amendment Fees and Costs in satisfaction thereof, and requests that Lenders make one or more Revolving Advance(s) consisting of Domestic Rate Loan(s) on or after the date hereof in an aggregate amount equal to the total amount of all such Amendment Fees and Costs, and that Agent disburse the proceeds of such Revolving Advance(s) in satisfaction thereof.

7. Section Seven. Reaffirmation of Liens. To secure the prompt payment and performance of the Obligations to Agent, Issuer and each Lender and each other holder of the Obligations, each Borrower hereby reconfirms its assignment, pledge and grant under the Credit Agreement and the other Credit Documents to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other holder of any of the Obligations of a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Without limiting the generality of any of the foregoing, to secure the prompt payment and performance to Agent and each Lender and each other holder of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to and Lien on all of its ABL Equipment (including all ABL Equipment Spare Parts and all accessions (as defined in the Uniform Commercial Code) to the ABL Equipment) and all cash and non-cash proceeds thereof, whether now owned or existing or hereafter acquired or arising and wheresoever located. No Borrower has a commercial tort claim exceeding $500,000 as of the date hereof, except as set forth on Schedule 5.26 to the Credit Agreement. Each Borrower

hereby confirms and agrees that all security interests and Liens granted under the Credit Documents to Agent, for its benefit and for the ratable benefit of each Lender, Issuer and each other holder of any of the Obligations, continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens other than Permitted Encumbrances. Nothing herein contained is intended to impair or limit in any manner the validity, priority and extent of Agent’s security interest in and Liens upon the Collateral.

8. Section Eight. Reaffirmation of Existing Financing Agreements. Except as modified by the terms hereof, all of the terms and conditions of the Credit Documents are hereby reaffirmed and shall continue in full force and effect as therein written. All references to the Credit Agreement shall mean the Credit Agreement as modified by all amendments heretofore executed and delivered and by this Amendment. Borrowers hereby acknowledge and agree it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by any Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

9. Section Nine. Ratifications of Guaranty by Keane Frac GP and Holdings. Holdings and Keane Frac GP, each in its capacity as a “Guarantor” under the Guaranty, each by its signature below:

(a) Hereby acknowledges and agrees that the execution, delivery and performance of this Amendment by Borrowers, Agent and Lenders, and the carrying out of the provisions hereof and the consummation of all transactions contemplated hereunder, shall not affect or in any way diminish or modify the obligations of such Guarantor under the Guaranty, or under any other Credit Document to which such Guarantor is a party, and such Guarantor hereby acknowledges and reaffirms its obligations under the Guaranty, and under each other Credit Agreement to which Guarantor is a party.

(b) Hereby reconfirms and restates its grant under the Guaranty to Agent, for the ratable benefit of Agent, Issuer and each Lender and each other holder of the Obligations, of a continuing perfected Lien on and security interest in all of such Guarantor’s right, title and interest in and to the “Collateral” (as described in Section 8 of the Guaranty, as amended by this Amendment) to secure the payment and performance of the Obligations and such Guarantor’s obligations under the Guaranty, and hereby confirms that nothing herein, nor the execution, delivery and performance of this Amendment by Borrowers, Agent and Lenders, nor the carrying out of the provisions hereof nor the consummation of all transactions contemplated hereunder, shall impair or limit in any manner the validity, priority and extent of Agent’s security interest in and Liens upon such “Collateral”. Without limiting the generality of any of the foregoing, to secure the payment and performance of the Obligations and each Guarantor’s obligations under the Guaranty, each Guarantor grants to Agent, for itself and the ratable benefit of the Lenders and each other holder of the Obligations, a continuing perfected lien on and security interest in all of such Guarantor’s right, title and interest in and to all of its ABL Equipment (including all ABL Equipment Spare Parts and all accessions (as defined in the Uniform Commercial Code) to the ABL Equipment) and all cash and non-cash proceeds thereof, whether now owned or existing or hereafter acquired or arising and wheresoever located.

(c) Hereby acknowledges and agrees that the foregoing acknowledgements, agreements and reaffirmations are being given in an abundance of caution and for the avoidance of any doubt, and that nothing contained in the foregoing is intended to limit or contradict the provisions of any and all agreements and waivers contained in the Guaranty, specifically including, without limitation, the provisions, agreements and waivers of Section 2 of the Guaranty, and that the giving by such Guarantor of the foregoing acknowledgements, agreements and reaffirmations shall not be interpreted or construed under any circumstances as having established a course of dealing or course of conduct binding upon Agent and Lenders in the future or otherwise creating any future obligations on Agent and/or Lenders to obtain any similar acknowledgements, agreements and reaffirmations in connection with any future amendments to the Credit Agreement and the other Credit Documents.

(d) Hereby represents and warrants that each of the representations and warranties made by such Guarantor pursuant to the Guaranty and the Collateral Pledge Agreement dated July 8, 2011 by Keane Frac GP in favor of PNC (the “GP Pledge Agreement”) are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation or warranty was materially true and correct in all respects on such date).

(e) Hereby represents and warrants that Guarantor is not in violation of any of the covenants and undertakings applicable to it set forth in the Guaranty (subject in each case to any notice, cure or grace period(s) applicable to such covenant or undertaking expressly provided for in the Guaranty (as applicable)).

10. Section Ten. Confirmation of Indebtedness and Release. Each Borrower, and each Guarantor by its signature below, hereby acknowledges, confirms and agrees that all of the Obligations (whether representing outstanding principal, accrued and unpaid interest, accrued and unpaid fees or any other Obligations of any kind or nature) currently owing by Borrowers under the Credit Agreement and the other Credit Documents, as reflected in the books and records of Agent and Lenders as of the date hereof, are unconditionally owing from and payable by Borrowers, and that Borrowers are indebted (jointly and severally) to Agent and Lenders with respect thereto, all without any set-off, deduction, counterclaim or defense. Each Borrower, and each Guarantor by its signature below, hereby acknowledges and agrees that it has no actual or potential claim or cause of action against Agent or any Lender relating to this Amendment (or any Amendments Documents), the Credit Agreement or any other Credit Document (including the Guaranty and the GP Pledge Agreement) and/or the Obligations arising thereunder or related thereto, in any such case arising on or before the date hereof. As further consideration for the consents and amendments set forth herein, each Borrower, and each Guarantor, by its signature below, hereby waives and releases and forever discharges Agent and Lenders, and the officers, directors, attorneys, agents and employees of each, from any liability, damage, claim, loss or expense of any kind originating in whole or in part known to Borrowers or Guarantor on or before the date of this Amendment that any Borrower or Guarantor may now have against Agent or Lenders or any of them arising out of or relating to the Obligations, this Amendment, the Credit Agreement or the Other Documents.

11. Section Eleven. Miscellaneous.

(a) No rights are intended to be created hereunder for the benefit of any third party, creditor or incidental beneficiary.

(b) The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or electronic transmission shall bind the parties hereto.

(e) This Amendment, and all matters relating hereto and arising herefrom, shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. The provisions of Section 16.1 of the Credit Agreement {agreements and consents to and waivers regarding jurisdiction, venue and service of process}, Section 16.5 of the Credit Agreement {indemnities}, Section 16.9 of the Credit Agreement {expenses}, Section 16.10 of the Credit Agreement {injunctive relief} and Article XII of the Credit Agreement {waivers (specifically including waivers of rights to jury trial)} are hereby incorporated by reference. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible. This Amendment (and the other Amendment Documents, if any), together with the Credit Agreement and other Credit Documents (each as amended or modified hereby), represents the entire agreement of the parties hereto regarding the matters covered hereby and thereby.

(f) This Amendment shall be binding upon and inure to the benefit of Borrowers, Guarantor, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that neither any Borrowers nor any Guarantor may assign or transfer any of its rights or obligations under this Amendment or the Credit Agreement or any other Credit Document without the prior written consent of Agent and each Lender.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

KGH INTERMEDIATE HOLDCO I, LLC

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

KGH INTERMEDIATE HOLDCO II, LLC

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

KEANE FRAC, LP

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

[Signature Page to Second Amendment to Amended and Restated Revolving Credit and Security Agreement]

KEANE FRAC GP, LLC

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

KS DRILLING, LLC

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

[Signature Page to Second Amendment to Amended and Restated Revolving Credit and Security Agreement]

KEANE FRAC ND, LLC

By:	Keane Frac, LP, its Managing Member

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

KEANE FRAC TX, LLC

By:	Keane Frac, LP, its Managing Member

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION, As Lender and as Agent

By:	/s/ EDWARD CHONKO
	Name:	Edward Chonko
	Title:	Senior Vice President